UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2010
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

852 Winter Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)
Registrant’s telephone number, including area code: (781) 609-6000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes, Inc. (“Alkermes” or “the Company”) modified the performance pay range and target performance pay for Richard F. Pops, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, under the Alkermes Fiscal 2011 Reporting Officer Performance Pay Plan to a performance pay range of between 0% and 150% of base salary and target performance pay of 75% of base salary. The Committee had previously established, on March 23, 2010, a performance pay range and target performance pay for Mr. Pops of between 0% and 100% of base salary and 60% of base salary, respectively. The Committee modified the performance pay range and target performance pay based on comparable market data that had recently been updated by the external compensation consultant for the Committee. The comparable market data showed that the initial target performance pay was below the range of target performance pay for CEOs in the Company’s peer group of comparable companies.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: July 22, 2010	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

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